UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 22, 2016

IDT CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-16371	22-3415036
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

520 Broad Street Newark, New Jersey	07102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (973) 438-1000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On January 22, 2016, the Board of Directors of IDT Corporation (the “Registrant) approved a stock repurchase program to purchase up to eight million shares of Class B Common Stock and cancelled the previous stock repurchase program, which had 4.6 million shares remaining and available for repurchase. Under the previously authorized stock repurchase program, IDT repurchased 398,000 shares of Class B Common stock at an average share price of $11.61 during the second quarter of fiscal 2016.

The Registrant’s Board of Directors authorized an amendment to its current Rule 10b5-1 plan pursuant to the new stock repurchase program. A Rule 10b5-1 plan allows the Registrant to execute trades during periods when it would ordinarily not be permitted to do so because it may be in possession of material non-public information or because of self-imposed trading blackout periods.  A broker chosen by the Registrant will have the authority, under the prices, terms and limitations authorized by the Registrant and set forth in the Rule 10b5-1 plan, to repurchase shares on the Registrant’s behalf. Because the repurchases under the Rule 10b5-1 plan will be tied to certain share prices, there are no guarantees as to the exact number of shares that will be repurchased under the plan, nor that there will be any repurchases at all pursuant to the plan.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IDT CORPORATION

Dated: January 27, 2016	By:	/s/ Shmuel Jonas
	Name:	Shmuel Jonas
	Title:	Chief Executive Officer

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